SPECIAL PURPOSE STOCK OPTION PLAN

         SECTION 1. Description and Purpose of this Plan. This is the Special Purpose Stock Option Plan of PIA Merchandising Services, Inc., a Delaware corporation (the "Company"). This Plan has been created to provide for the issuance of substitute options ("Substitute Options") to the holders of outstanding stock options ("SAI Options") granted by SPAR Acquisition, Inc., a Nevada corporation ("SAI"), as required by the terms of that certain Agreement and Plan of Merger dated as of February 28, 1999 by and among the Company, SAI and certain other parties named therein (the "Merger Agreement"). Substitute Options granted under this Plan will not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         SECTION 2. Issuance of Substitute Options. As required by Section 2.04 of the Merger Agreement, the Company shall, promptly following the Effective Time (as such term is defined in the Merger Agreement) execute and deliver to each holder of an SAI Option, against delivery and cancellation of such SAI Option, a Substitute Option containing substantially the same provisions as the SAI Option being canceled, including, without limitation, (i) the same per share exercise price and (ii) providing for the right to purchase such number of shares of the Company's common stock ("Common Stock") as shall be equal to the number of shares of SAI's common stock that such holder was entitled to purchase pursuant to the SAI Option being surrendered (a "Substitute Option Agreement"). The persons receiving Substitute Options under this Plan are hereinafter referred to as the "Participants.") The Company shall have no obligations to issue any Substitute Options to any Participant prior to the Effective Time. This Plan shall terminate immediately upon the termination of the Merger Agreement in accordance with its terms.

         SECTION 3. Shares Subject to this Plan. The number of shares of Common Stock in respect of which Substitute Options may be granted under this Plan is 134,114, subject to adjustment as provided in Section 6 hereof. After the initial grant of Substitute Options as provided in the Merger Agreement, no further Substitute Options may be granted under this Plan.

         SECTION 4. Administration. This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have the exclusive and binding right to (i) interpret this Plan, (ii) prescribe, amend and rescind rules relating to this Plan; (iii) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Substitute Option; (iv) determine the rights and obligations of Participants under this Plan; and (v) make all other determinations deemed necessary or advisable for the administration of this Plan. The good faith interpretation and construction by the Board of any provision of this Plan or of any Substitute Option shall be final, conclusive and binding. No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Substitute Option.

     SECTION 5. Issuance of Common Stock. The Company's obligation to issue shares of its Common Stock upon exercise of a Substitute Option by any Participant is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such shares under any state or federal law or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by such Participant (or such Participant's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification obligations with respect to such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or such Participant's legal representative, heir or legatee) (i) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing of such shares and (ii) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (A) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (B) that, prior to effecting any sale or other disposition of any such shares, such Participant must furnish to the Company an opinion of counsel,

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satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable. The Company, during the term of this Plan, will at all times reserve and keep available, and will use its reasonable efforts to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

     SECTION 6. Adjustments Upon Capitalization and Corporate Changes. If the outstanding shares of the Common Stock are changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization or reclassification, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation or like capital adjustment, or if the Company makes a distribution in partial liquidation or any other comparable extraordinary distribution with respect to its Common Stock, an appropriate adjustment shall be made by the Board in the number, kind or exercise price of shares with respect to which unexercised Substitute Options have been granted; provided, however, that in no event shall the exercise price be less than the par value of the Common Stock at such time. In making such adjustments, or in determining that no such adjustments are necessary, the Board may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Board shall be final, conclusive and binding.

     SECTION 7. Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by a Substitute Option until the date of an entry evidencing such ownership is made in the stock transfer books of the Company (the "Exercise Date"). Except as otherwise provided in Section 6, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date. Upon (i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) upon any reorganization, merger or consolidation in which the Company does not survive, (iii) upon any reorganization, merger, consolidation or exchange of securities in which the Company does survive and any of the Company's stockholders have the opportunity to receive cash, securities of another corporation and/or other property in exchange for their capital stock of the Company, or (iv) upon any acquisition by any person or group (as defined in Section 13(d) of the Securities Act of 1934) of beneficial ownership of more than fifty percent (50%) of the Company's then outstanding shares of Common Stock (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein individually as an "Extraordinary Event"), this Plan and each outstanding Substitute Option shall terminate. In such event each Participant shall have the right until 10 days before the effective date of the Extraordinary Event to exercise, in whole or in part, any unexpired Substitute Option held by such Participant to the extent that such Substitute Option is then vested and exercisable pursuant to the provisions thereof.

     SECTION 8. Withholding of Taxes. The Company, or a Subsidiary, as the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such Subsidiary to any Participant the requisite tax upon the amount of taxable income, if any, recognized by such Participant in connection with the exercise in whole or in part of any Substitute Option, or the sale of Common Stock issued to any Participant upon the exercise of any Substitute Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiary's) concurrent or next payment of wages, salary, bonus or other income to such Participant or by payment to the Company (or such Subsidiary) by such Participant of the required withholding tax, as the Board may determine.

     SECTION 9. Amendment of this Plan. The Board may (a) make such changes in the terms and conditions of outstanding Substitute Options as it deems advisable, provided each Participant adversely affected by such change consents thereto, and (b) make such amendments to this Plan as it deems advisable. The Board may obtain shareholder approval of any amendment to this Plan for any reason (including in order to take advantage of certain exemptions under Code
Section 162(m)), but shall not be required to do so

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unless required by law or by the rules of the Nasdaq National Market or any stock exchange on which the Common Stock may then be listed.

     SECTION 10. Governing Law. This Plan and any Substitute Option granted pursuant to this Plan shall be construed under and governed by the laws of the State of Delaware without regard to conflict of law provisions thereof.

     SECTION 11. Not an Employment or Other Agreement. Nothing contained in this Plan or in any Substitute Option Agreement shall confer, intend to confer or imply any rights of employment or any rights to any other relationship or rights to continued employment by, or rights to a continued consulting relationship with, the Company or any Subsidiary in favor of any Participant or limit the ability of the Company or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of, or relationship with, any Participant, subject to the terms of any written employment or other agreement to which such Participant is a party.

     SECTION 12. Indemnification. In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including reasonable attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Substitute Option granted hereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is not entitled to indemnification under applicable law.

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